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                                                                      EXHIBIT 99



[LOGO]                                                 FOR IMMEDIATE RELEASE
                                                       CONTACT: CONWAY G. IVY
                                                       VICE PRESIDENT, CORPORATE
                                                       PLANNING AND DEVELOPMENT
                                                       216-566-2102



                                      NEWS:

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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140


     CLEVELAND, OHIO, April 12, 2000 - Due to greater than anticipated sales improvement in the Paint Stores and Consumer Segments during the last part of March, The Sherwin-Williams Company (NYSE: SHW) expects first quarter earnings per share to be $.25 versus $.17 in the first quarter 1999. This is an improvement over the expected $.22 to $.24 per share announced on March 23, 2000. The Company will release its first quarter results on April 25.

     Sherwin-Williams completed the acquisition of two specialty coatings businesses last week; General Polymers of Cincinnati, Ohio and ScottWarren S.p.A. of Aprilia, Italy. The combined annual sales for the two businesses is less than $50 million U.S. dollars. The amount and terms of the purchases were not disclosed.

     General Polymers is an important manufacturer and seller of specialized coatings systems for floors, walls and tanks. These fluid-applied construction products are designed for durable, aesthetically pleasing, chemical resistant and high impact surfaces required in a wide variety of industrial, commercial and institutional applications. The majority of General Polymers' customers are industrial contractors installing seamless flooring, terrazzo flooring contractors and industrial painting contractors. General Polymers will operate as a separate business unit within Sherwin-Williams' Paint Stores Segment. While maintaining close contact with its existing customers, General Polymers will be able to extend its marketing efforts by utilizing the Paint Stores Segment's extensive product specification efforts with architects and engineering firms. This association will also enable it to draw upon Sherwin-Williams' technology and organization to enhance its product line and service offering.

     ScottWarren S.p.A. is a manufacturer and seller of automotive refinish coatings located in Aprilia, Italy, which is approximately 30 miles south of Rome. ScottWarren manufactures a complete line of automotive and commercial vehicle refinish products which are distributed throughout Italy, numerous European markets, the Middle East and Africa. ScottWarren provides the first European organizational and manufacturing base on which Sherwin-Williams' Automotive Finishes Segment can build its business by meeting the product and service needs of
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its European and international customers.

     Christopher M. Connor, Vice Chairman and Chief Executive Officer of The Sherwin-Williams Company said, "We are indeed pleased to welcome these two fine organizations and their management teams to our Company. General Polymers gives us a new position with significant growth opportunities in the floor coatings and systems market. ScottWarren provides an important platform on which we can expand our automotive finishes business on a global basis. Both businesses will be able to utilize Sherwin-Williams' technology and marketing resources to enhance the products and services they will offer to new and existing customers."

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This press release contains certain "forward-looking statements" with respect to sales, earnings and other matters. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors include such things as: general business conditions; strengths of retail economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; unusual weather conditions; and other risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.